UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2103 City West Blvd.,		77042
4th Floor		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cancellation and Termination of Bristow Group Inc. Fiscal Year 2016 Annual Incentive Compensation Plan. As previously disclosed, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc., a Delaware corporation (the “Company”), on June 4, 2015, approved the Bristow Group Inc. Fiscal Year 2016 Annual Incentive Compensation Plan (the “2016 Plan”) which provided for payment of cash bonuses to certain key employees of the Company following the completion of the 2016 fiscal year subject to the attainment of certain performance goals regarding Company safety and financial performance as well as individual performance. In furtherance of the Company’s previously announced economic restructuring efforts, the Compensation Committee on October 12, 2015, cancelled and terminated the 2016 Plan. On June 7, 2016, the Compensation Committee reconfirmed its decision to cancel and terminate the 2016 Plan with no payment of bonuses to participants, including each of the Company’s executive officers, to be made thereunder.

Awards Under the Bristow Group Inc. 2007 Long Term Incentive Plan. The Company has previously adopted the Bristow Group Inc. 2007 Long Term Incentive Plan (the “2007 Plan”), under which a maximum of 5,400,000 shares of Common Stock of the Company, or cash equivalents of Common Stock, were reserved for awards to directors, officers and key employees. Awards granted under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash awards or any combination thereof. As of June 7, 2016, only 1,153,271 shares of Common Stock of the Company remained reserved for issuance under the 2007 Plan, with each option and stock appreciation right granted under the 2007 Plan counting as one share against such total and with each incentive award that may be settled in common stock counting as two shares (or one full value share) against such total.

On June 7, 2016, our Compensation Committee approved incentive awards under the 2007 Plan totaling 2,197,990 shares (or 1,098,995 full value shares) (the “June 2016 Equity Incentive Awards”) against the 1,153,271 shares (or 576,635 full value shares) that remained available as of such date for issuance under the 2007 Plan. Given the shortfall of shares available for issuance under the 2007 Plan, our Compensation Committee made the grant of the June 2016 Equity Incentive Awards expressly subject to and contingent upon the approval by the Company’s stockholders of a proposed amendment and restatement of the 2007 Plan at the Annual Meeting of Stockholders that would, among other things, reserve an additional approximately 5,246,729 shares (or approximately 2,623,365 full value shares) that, when combined with shares remaining available for issuance under the 2007 Plan would result in a total of 6,400,000 shares (or 3,200,000 full value shares) available for issuance under the amended and restated version of the 2007 Plan (the “Stockholder Approval”).

On June 7, 2016, the Compensation Committee approved awards of stock options and restricted stock units, which are both expressly subject to the Stockholder Approval referenced above and shall be forfeited in the event Stockholder Approval is not obtained, and long term performance cash to each of the Named Executive Officers and our Principal Financial Officer listed below under the 2007 Plan:

		Restricted	Performance Cash
Name	Stock Optons	Stock Units	(at target)
Jonathan E. Baliff	191,477	68,413	$1,096,667
L. Don Miller	83,047	29,672	$ 475,644
Chet Akiri	58,665	20,961	$ 336,000
Hilary S. Ware	57,589	20,576	$ 329 838

The exercise price per share for the stock options is the closing price of our Common Stock on the date of grant thereof of June 7, 2016. Each of the stock options has a ten-year term starting on the grant date of June 7, 2016. The options will vest in annual installments of one-third each beginning on the first anniversary of the grant date. Restricted stock units will vest in full on the third anniversary of the grant date, subject to satisfaction of the minimum performance objective described below.
Performance cash awards allow the recipient to receive from 0% to 200% of the target amount shown above depending on how the Company’s total shareholder return (“TSR”) ranks among the companies included in the Simmons & Company Offshore Transportation Services group of companies over a three year performance period. The cash payout at the end of the three year performance period then can range from 50% to 200% of the target amount for TSR ranging from the 25th percentile to the 75th percentile, subject to satisfaction of the minimum performance objective described below.
The Compensation Committee established a minimum performance objective applicable to restricted stock units and long-term performance cash awards authorized on June 7, 2016. The minimum performance objective is positive earnings before interest, taxes, depreciation and amortization during any fiscal quarter beginning July 1, 2016 and ending prior to the vesting of the restricted stock units and on or prior to the end of the performance cycle applicable to such long term performance cash awards. If the minimum performance objective is not satisfied, the Named Executive Officers will forfeit the fiscal year 2016 grants of restricted stock units and long-term performance cash awards. If the minimum performance objective is satisfied, the Named Executive Officers will be eligible to earn the full restricted stock unit award subject to time-based vesting and will be eligible for the maximum award under the long term performance cash awards subject to reduction based on TSR, individual performance and the discretion of the Compensation Committee.
Each of the awards under the 2007 Plan is dependent on the Named Executive Officer’s continued employment with the Company, subject to the conditions and exceptions specified in the awards.
The foregoing description of stock options, restricted stock units and performance cash awards is qualified in its entirety by the Summaries of Terms and Conditions of stock option, restricted stock unit and performance cash awards attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Fiscal Year 2017 Annual Incentive Compensation Plan. On June 7, 2016, the Compensation Committee approved the Bristow Group Inc. Fiscal Year 2017 Annual Incentive Compensation Plan (the “2017 Plan”) in which certain key employees of the Company, including each of the Named Executive Officers are eligible to participate. The 2017 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include BVA, safety measures and a portion related to individual performance, all as defined in the 2017 Plan. The Compensation Committee also established a minimum performance objective for officers of the Company set forth in the Supplement to the 2017 Plan of positive earnings before interest, taxes, depreciation and amortization during any fiscal quarter during fiscal year 2017 commencing with the fiscal quarter beginning July 1, 2016. If the minimum performance objective is not satisfied, the Named Executive Officers will not be entitled to any award under the 2017 Plan. If the minimum performance objective is satisfied, each Named Executive Officer will be eligible to earn the applicable maximum award under the 2017 Plan, subject to reduction for the BVA and safety KPIs, individual performance and the discretion of the Compensation Committee. The following are the target and maximum participation levels expressed as a percentage of annual salary for each of the Named Executive Officers listed below:

Name	Target Level	Maximum
Jonathan E. Baliff	100%	250%
L. Don Miller	75%	187.5%
Chet Akiri	65%	162.5%
Hilary S. Ware	65%	162.5%
The foregoing description of the 2017 Plan and the Supplement thereto is qualified in its entirety by the 2016 Plan and the Supplement thereto, copies of which are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.
Freeze of Base Salaries. On June 7, 2016, the Compensation Committee approved no change in the previously effective base salary of each Named Executive Officer as set forth below:

Name	Maintained Base Salary (June 7, 2016)
Jonathan E. Baliff	$700,000
L. Don Miller	$425,000
Chet Akiri	$400,000
Hilary S. Ware	$412,298

Akel Separation Agreement and Release in Full
On April 18, 2016, Mr. Jeremy Akel departed the Company as Senior Vice President and Chief Operating Officer (the “Effective Departure Date”). Mr. Akel and the Company have entered into a Separation Agreement and Release in Full, dated June 7, 2016 (the “Separation Agreement”) to specify the terms of his departure from the Company, pursuant to which he will receive benefits generally consistent with the termination without cause terms set forth in the Bristow Group Inc. Management Severance Benefits Plan for U.S. Employees effective June 4, 2014 (the “Severance Plan”) and the Amended and Restated Severance Benefits Agreement between Mr. Akel and the Company dated April 20, 2012 (the “Employment Agreement”).

Pursuant to the Separation Agreement, Employment Agreement and Severance Plan, Mr. Akel will be entitled to each of the following items:

•	Cash Payments

◦
A lump sum cash payment of $783,923 will be paid to Mr. Akel on or prior to June 17, 2016 (the “Payment Date”) as severance pay equal to twelve months salary, his target bonus for fiscal year 2017 and a pro rated portion of his target bonus covering the period from April 1, 2016 to his Effective Departure Date; and

◦	A separate payment of $36,605 will be paid to Mr. Akel on or prior to the Payment Date as payment for unused vacation days.

•	Equity Treatment and Performance Awards

◦	Mr. Akel’s unvested stock options and unvested restricted stock unit grants awarded in June 2013, June 2014 and June 2015 shall fully vest on the Payment Date;

◦
Mr. Akel’s unvested restricted stock units that were granted to him in February 2014 as a management retention award with a scheduled cliff vesting date in February 2017 will be forfeited in full per the terms of the award as a result of his departure;

Mr. Akel’s vested stock options shall remain exercisable for twelve months following the Payment Date;

◦
Mr. Akel’s performance cash awards that were awarded in June 2014 and June 2015 shall become fully vested and earned at the target performance level, and shall be paid to Mr. Akel on the Payment Date; and

◦
Mr. Akel’s performance cash award that was awarded in June 2013 with a three year performance period that ended March 31, 2016 that was calculated per the terms of the award resulting in $549,357 being paid to him on June 17, 2016.

•	Miscellaneous Benefits

◦	Mr. Akel will also receive outplacement services for up to twelve months following the Effective Departure Date;

◦	The Company will make a pro rata 401K plan contribution for the time Mr. Akel was employed by the Company during the current plan year through the Effective Departure Date; and

◦	The Company will reimburse Mr. Akel and his beneficiaries for COBRA insurance coverage for up to 18 months starting on the first day of the month following the Effective Departure Date.

The Separation Agreement contains certain restrictive covenants and confidentiality provisions, including non-compete, non‑solicitation and non-disparagement obligations continuing for twelve months after the Effective Departure Date.

The description of the Separation Agreement set forth above is qualified in its entirety by the Separation Agreement, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference. The description of the payments, awards and benefits above is qualified in its entirety by the Severance Plan, which is filed as Exhibit 10.70 to the Form 10-K filed by the Company on May 20, 2015 and is incorporated herein by reference, and the Form of Restricted Stock Unit Retention Award Letter, which is filed as Exhibit 10.2 to the Form 8-K filed by the Company on February 4, 2014 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number         Description of Exhibit
10.1    Terms and Conditions of Nonqualified Stock Option Award
10.2    Summary of Terms and Conditions of Officer Restricted Stock Unit Award
10.3    Summary of Terms and Conditions of Officer Performance Cash Award
10.4    Bristow Group Inc. Fiscal Year 2017 Annual Incentive Compensation Plan
10.5    Supplement to Bristow Group Inc. Fiscal Year 2017 Annual Incentive Compensation Plan
10.6    Separation Agreement and Release in Full dated June 7, 2016 between the Company and K. Jeremy Akel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2016

BRISTOW GROUP INC.
(Registrant)

By: /s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number         Description of Exhibit
10.1    Terms and Conditions of Nonqualified Stock Option Award
10.2    Summary of Terms and Conditions of Officer Restricted Stock Unit Award
10.3    Summary of Terms and Conditions of Officer Performance Cash Award
10.4    Bristow Group Inc. Fiscal Year 2017 Annual Incentive Compensation Plan
10.5    Supplement to Bristow Group Inc. Fiscal Year 2017 Annual Incentive Compensation Plan
10.6    Separation Agreement and Release in Full dated June 7, 2016 between the Company and K. Jeremy Akel